Exhibit 3.3
As of June 28, 2024
AMENDED AND RESTATED BYLAWS OF

DUCOMMUN INCORPORATED
Ducommun Incorporated (the “Corporation”), pursuant to the provisions of Section 109 of the Delaware General Corporation Law, hereby adopts these Amended and Restated Bylaws, which restate, amend and supersede the Bylaws of the Corporation, as previously amended, in their entirety as described below:
ARTICLE I

OFFICES
Section 1.    Registered Office. The Registered Office of the Corporation in the State of Delaware shall be at 2711 Centerville Road, Suite 400, in the City of Wilmington 19808, County of New Castle, and the name of the Registered Agent in charge thereof shall be Corporation Service Company.
Section 2.    Principal Office. The principal office for the transaction of business of the Corporation shall be 600 Anton Blvd., Suite 1100, in the City of Costa Mesa, County of Orange, State of California. The Board of Directors has full power and authority to change said principal office from one location to another, whether within or outside said City, County or State, by amendment of this Section 2.
Section 3.    Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine as the business of the Corporation may require.
ARTICLE II

STOCKHOLDERS
Section 1.    Annual Meetings. The Annual Meeting of Stockholders shall be held each year on such day, other than a legal holiday, and at such time and place, or by virtual platform, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting. If such annual meeting is not held, or the Directors are not elected thereat, Directors may be elected at a special meeting held for that purpose, and it shall be the duty of the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President or the Secretary, upon the demand of any stockholder entitled to vote, to call such special meeting.

Section 2.    Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors or by a majority of the members of the Board of Directors.
Section 3.    Notice of Meetings. Except as otherwise required by law, notice of meetings of stockholders, annual or special, shall be given to stockholders entitled to vote thereat by the Secretary or an Assistant Secretary or other person charged with that duty not less than ten (10) nor more than sixty (60) days before the date of any such meeting. Such notice may be printed, typewritten, or in handwriting, and may be given to any stockholder either personally or by sending a copy of the notice through the mail, or by telegram, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.
Section 4.    Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of California or at such other place within or without the State of Delaware as the Board of Directors may from time to time designate.
Section 5.    Quorum. A quorum at any meeting of the stockholders shall consist of stockholders holding a majority of the voting power of the shares of this Corporation outstanding and entitled to vote thereat, represented either in person or by proxy, except as otherwise specifically provided by law or in the Certificate of Incorporation. In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the vote of a majority of the voting stock, the holders of which are either present in person or represented by proxy thereat. The stockholders present at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 6.    Adjournments. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of the original meeting, but when a meeting is adjourned for less than thirty (30) days it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.
Section 7.    Organization. The Chairman of the Board of Directors, or, in his absence, the Chief Executive Officer, or in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, the President, the Executive Vice President, a Senior Vice President or a Vice President shall call meetings of stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Executive Vice President, any Senior Vice President and the Vice Presidents, the stockholders shall appoint a Chairman for such meeting. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders, but in the absence of the Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as Secretary of the meeting.
Section 8.    Voting.
(a)    Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:
(i)    on the date fixed pursuant to Article II, Section 11 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or
(ii)    if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given, or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.
(b)    Shares of its own stock belonging to the Corporation shall not be entitled to vote. Persons holding in a fiduciary capacity stock of the Corporation shall be entitled to vote such stock so held. A person whose stock is pledged shall be entitled to vote such stock, unless in the transfer by the pledger on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.
(c)    Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the Secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters other than the election of Directors, except as otherwise provided in the Certificate of Incorporation, these Bylaws or by law, shall be decided by the vote of majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the Chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted. Except as otherwise provided in the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of such Directors.
Section 9.    Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the Chairman of any such meeting may make such appointment at the meeting. The number of inspectors shall be either one or three.
Section 10.    Consent of Absentees. The transactions of any meeting of stockholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 11.    Record Date and Closing Stock Books. The Board of Directors may fix a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders, or for the determination of the stockholders entitled to receive any dividend or distribution or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action. When a record date is so fixed, only stockholders who are such of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period not more than sixty (60) days prior to the date of a stockholders’ meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 12.    Conduct of Meetings. The Chairman of the Board of Directors shall have complete authority to establish rules of conduct governing all meetings of stockholders. These rules may include, but shall not be limited to, rules related to attendance, questions from the audience and similar matters. Notwithstanding the above, the nomination at any meeting of stockholders of any person to serve as a Director shall not be valid unless (i) the nomination of such person has been approved by resolution of the Board of Directors of the Corporation, or (ii)

notice of the nomination of such person has been delivered to the Secretary of the Corporation in full compliance with the procedures set forth in Article II, Section 13 hereof.
Section 13.    Notice of Stockholder Business and Nominations.
(a)    To be properly brought before the annual meeting of stockholders, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, (iii) brought before the meeting in accordance with Rule 14a-8 under the Exchange Act, or (iv) otherwise properly brought before the annual meeting by a stockholder of record of the Corporation at the time the notice provided for in this Section 13(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the annual meeting and who complies with the notice procedures set forth in this Section 13(b). No business (including nominations) shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 13. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business (including nominations) was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 13, and if he should so determine, he shall so declare to the annual meeting and any such business (including nominations) not properly brought before the meeting shall not be transacted.
(b)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iv) of Section 13(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such nominations or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty five (35) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall: (i) as to each person whom the stockholder proposes to nominate for election as a director, set forth (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (and such person’s written consent to being named in the proxy statement and accompanying proxy card as a nominee and affirmation of such person’s intent to serve as a director for the full term if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or beneficial owner, if any, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner, if any, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to any other business that the stockholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (2) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, set forth (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation (I) that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (II) whether the stockholder or such beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination, (4) any derivative positions held or beneficially held, directly or indirectly, by or on behalf of such stockholder or beneficial owner and whether and the extent to which any hedging or other transaction or series of transactions has been entered into or any other agreement, arrangement or understanding (including any short position, profit interest, option or any borrowing or lending of shares) has been made, directly or indirectly, by or on behalf of such stockholder or beneficial owner, the effect or intent of which is to mitigate loss to or manage or share risk or benefit of changes in the value or price of shares of the capital stock of the Corporation for, or to increase or decrease the voting power or economic interest of, such stockholder or any such beneficial owner with respect to any share of capital stock of the Corporation, (5) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any such beneficial owner has a right to vote any shares of capital stock of the Corporation or influence the voting over any such shares; (6) any rights to dividends on the shares of the Corporation owned beneficially, directly or indirectly, by such stockholder or any such beneficial owner that are separated or separable from the underlying shares of capital stock of the Corporation; (7) any performance-related fees (other than an asset-based fee) that such stockholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or any derivative position; and (8) to the extent known by such stockholder or beneficial owner giving the notice, the name and address of any other stockholder or beneficial owner supporting the nomination or proposal of other business on the date of such stockholder’s or beneficial owner’s notice, if any, as of the date of such notice, including without limitation any such interests referred to in the foregoing clauses (1) through (8) held by members of such stockholder’s or any such beneficial owner’s immediate family sharing the same household; and (iv) with respect to each nominee for election as a director, include a completed and signed questionnaire, representation and agreement required by Section 13 of Article III of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including any information that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(c)    A stockholder providing notice of business proposed to be brought before a meeting, including with respect to nominations of directors, shall, in order for such notice to be considered timely, further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice under this Section 13 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the date of the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than ten (10) days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(d)    In addition to the requirements of this Section 13 with respect to any nomination proposed to be made at a meeting, each stockholder providing notice as to nominations pursuant to this Section 13 shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law, (i) no such stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if such stockholder (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s director nominees. Upon request by the Corporation, if any such stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(e)    For purposes of these Bylaws, (i) “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (ii) “beneficial owner” shall mean, when used with respect to securities of the Corporation owned by any stockholder, (1) any beneficial owner of any securities of the Corporation owned of record or beneficially by such stockholder, including any of such person’s associates or affiliates, (2) any person acting in concert (pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral) with such stockholder or (3) any person directly or indirectly controlling, controlled by or under common control with such stockholder and (iii) “derivative position” shall mean any option, warrant, convertible security, stock appreciation right, swap or similar right or agreement, arrangement or understanding with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, or which is intended to increase or decrease (or has the effect of increasing or decreasing) the voting power of any person with respect to the shares of any class or series of capital stock of the Corporation, whether or not such instrument or right or agreement shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise.
ARTICLE III

BOARD OF DIRECTORS
Section 1(a).    Powers. The corporate powers, business and property of this Corporation shall be exercised, conducted and controlled by a Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws, the Board may exercise all such powers and do all such lawful acts and things as are not by statute or by these Bylaws directed or required to be exercised or done by the stockholders.
Section 1(b).    Minimum and Maximum Number. The authorized number of Directors of this Corporation shall not be less than six (6) nor more than nine (9) until changed by an amendment of this Bylaw; the exact number of Directors shall be fixed, within the limits specified in this Section 1(b), from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of Directors then authorized.
Section 2.    Vacancies. In case of a vacancy in the Directors through death, resignation, disqualification, or other cause, the remaining Directors, though less than a quorum, by affirmative vote of a majority thereof, or the sole remaining Director, may elect a successor or successors to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until the election of his successor.
Section 3.    Place of Meeting. The Directors may hold their meetings and have an office and keep the books of the Corporation in such place or places within or without the State of Delaware as the Board may from time to time determine.
Section 4(a).     Regular Meetings. By resolution and notice thereof to all the Directors at the time in office, the Board of Directors may provide that regular meetings of said Board shall be held at stated intervals and at a place to be fixed in such resolution. In case such regular meetings are provided for, it shall not be necessary to give notice of any such meetings, or of the business to be transacted. A meeting of the Board of Directors may be held without notice immediately after the Annual Meeting of Stockholders.
Section 4(b).     Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, any two Vice Presidents, any two Directors, or by the sole remaining Director. Written notice of the time and place of special meetings shall be delivered personally to each Director or sent to each Director by email, mail or other form of written communication, charges prepaid, addressed at his business address or his residence address, as either may be shown upon the records of the Corporation, or if not so shown, or not readily ascertainable, at the principal office of the Corporation. In case such notice is delivered personally it shall be delivered at least twenty-four hours prior to the time of the holding of the meeting. In case such notice is sent by telegram, facsimile or e-mail, it shall be transmitted at least twenty-four hours prior to the time of the holding of the meeting. In case such notice is mailed, it shall be deposited in the United States mail at least sixty hours prior to the time of the holding of the meeting. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board of Directors shall not be required to be given to any Director who shall have waived such notice and such notice shall be deemed to have been waived by any Director who is present at such meeting.
Section 5.    Quorum. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Certificate of Incorporation.
Section 6.    Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action and such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the Directors.
Section 7.    Compensation of Directors. Unless otherwise provided by the Certificate of Incorporation, the Board of Directors shall have authority to fix the compensation of Directors. Directors may be paid a fixed sum for attendance at each meeting of the Board of Directors and may be paid a stated compensation for serving as Directors. Directors may also be paid their expenses, if any, for attending each meeting of the Board of Directors. No payments to Directors shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 8.    Lead Director. The Board of Directors may elect a Lead Director to preside at all meetings of the Board of Directors at which the Chairman of the Board is not present and to perform such other duties and responsibilities as the Board of Directors may determine.
Section 9.    Presiding Officers. At all meetings of the Board of Directors, the Chairman of the Board of Directors, or, in his absence, the Lead Director of the Corporation, or in the absence of the Chairman of the Board of Directors and the Lead Director, a Chairman chosen by the Directors present shall preside.
Section 10.    Election of Officers. At the first meeting of the Board of Directors each year (at which a quorum shall be present) held next after the Annual Meeting of Stockholders, the Board of Directors shall proceed to the election of the Officers of the Corporation.
Section 11.    Committees of the Board of Directors. The Board of Directors may by resolution appoint an Executive Committee and other committees. Such Executive Committee and other committees shall be composed of two or more members of this Board of Directors and shall have such powers as may be expressly delegated to them by resolution of the Board of Directors, except that no such committee shall have the power to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, to recommend to the stockholders the dissolution of the Corporation or a revocation of a dissolution, or to adopt, amend or repeal Bylaws. The Executive Committee, if there shall be one, shall have the right and authority to declare dividends. The Board of Directors shall have the authority to fix the compensation of members of the committees for attending committee meetings.
Section 12.    Advisory Directors. The Board of Directors may elect one or more Advisory Directors who shall have such powers and perform such duties as the Directors shall assign to them. Advisory Directors shall, upon election, serve until the next Annual Meeting of Stockholders. Advisory Directors shall receive notice of all meetings of the Board of Directors in the same manner and at the same time as the Directors. They shall attend such meetings in an advisory capacity, but shall not cast a vote or be counted to determine a quorum. Any Advisory Director may be removed, either with or without cause, by a majority of the Directors. The

Advisory Directors shall not receive any stated compensation for their services as Advisory Directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein shall be construed to preclude any Advisory Director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
Section 13.    Director Qualifications. To be eligible to be a nominee for election or reelection as a Director of the Corporation, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a stockholder), or someone acting on such prospective nominee’s behalf, must deliver (in the case of nominees proposed by a stockholder, in accordance with any applicable time periods prescribed for delivery of notice under Section 13 of Article II of these Bylaws) to the Secretary at the principal executive offices of the Corporation, a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Corporation, which form shall be provided by the Secretary upon written request). The prospective nominee must also provide a written representation and agreement (which written representation and agreement shall be in the form provided by the Corporation, which form shall be provided by the Secretary upon written request) that such prospective nominee: (i) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the Corporation, with such prospective nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any beneficial owner on whose behalf the nomination is being made, would be in compliance if elected as a Director of the Corporation, and will comply with all applicable corporate governance, code of business conduct and ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. Directors need not be stockholders. For purposes of this Section 13, a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.
ARTICLE IV

OFFICERS
Section 1.    Officers. The Officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, who shall be elected by the Directors at their first meeting after the Annual Meeting of Stockholders, and who shall hold office until their successors are elected and qualify. The Board of Directors may also elect at its discretion a Chairman of the Board (who may or may not be an officer), one or more Executive Vice

Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as the business of the Corporation may require. The Chairman of the Board, if there shall be such an officer, and the Chief Executive Officer must be members of the Board of Directors. So far as is permitted by law any two or more offices may be held by the same person.
Section 2(a)    Chairman of the Board. The Chairman of the Board of Directors, if there shall be such an officer, shall preside at meetings of the stockholders and of the Board of Directors, and shall perform such other duties, in major policy areas or otherwise, consistent with his office, as may be assigned to him by the Board of Directors.
Section 2(b).    Vice Chairman of the Board. The Vice Chairman of the Board of Directors, if there shall be such an officer, shall, during any period when so requested by the Chairman of the Board of Directors or during the absence of the Chairman of the Board of Directors or his inability to act, have the powers and perform the duties of the Chairman. The Vice Chairman shall perform such other duties consistent with his office as from time to time may be assigned to him by the Board of Directors.
Section 3.    Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, he shall have general executive powers concerning, and active management and supervision over, the property, business and affairs of the Corporation and its several officers. He shall have the powers and shall perform the duties usually incident to the office of Chief Executive Officer and, during any period when so requested by the Chairman of the Board of Directors, or during the absence of the Chairman and the Vice Chairman of the Board of Directors or the inability of both to act, shall also have the powers and perform the duties of the Chairman of the Board of Directors. The Chief Executive Officer shall perform such other duties consistent with his office as from time to time may be assigned to him by the Board of Directors.
Section 4.    President. The President shall be the chief operating officer of the Corporation. The President shall exercise general supervision over and have executive control of the operations of the Corporation’s business and shall have such powers as may be assigned to him from time to time by the Board of Directors. He shall exercise the functions of the Chief Executive Officer during the absence or disability of the Chief Executive Officer.
Section 5(a)    Executive Vice President. The Executive Vice President(s), if there shall be such an officer, shall, subject to such powers as shall be assigned to him from time to time by the Board of Directors or by the President, have such managerial responsibility and authority and shall exercise such supervisory powers as shall be assigned to him from time to time by the Board of Directors or by the President. He shall exercise the functions of the President during the absence or disability of the President.
Section 5(b).    Senior Vice President. The Senior Vice President(s) shall exercise general supervision over and have executive control of such departments of the Corporation’s business and shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors. The Senior Vice President, as designated by the Board of

Directors, shall exercise the functions of the President during the absence or disability of the President and the Executive Vice President.
Section 5(c).    Vice Presidents. The Vice Presidents shall exercise general supervision over and have executive control of such departments of the Corporation’s business and shall have such powers and discharge such duties as may be assigned to each of them from time to time by the Board of Directors. The Vice Presidents in order of their rank, or if not ranked, as designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President, the Executive Vice President and the Senior Vice President.
Section 6.    Secretary. The Secretary shall issue due notice to stockholders and Directors in accordance with these Bylaws and as required by law, shall record all the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose, shall have charge of the corporate seal, shall keep or cause to be kept a share register of stockholders of the Corporation, and shall make such reports and perform such other duties as are incident to his office, or assigned to him by the Board of Directors.
Section 7.    Assistant Secretary. The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the power of the Secretary.
Section 8.    Treasurer. The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. He shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
Section 9.    Assistant Treasurer. The Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.
Section 10.    General Counsel. The General Counsel shall provide legal advice to the Corporation, render legal opinions as necessary in connection with the business of the Corporation, exercise general supervision over the legal affairs of the Corporation and perform such other duties as assigned to him by the Board of Directors.
Section 11.    Duties. Except as otherwise provided in this Section, the said Officers shall have all the usual powers and shall perform all the usual duties incident to their respective offices and shall, in addition, perform such other duties as shall be assigned to them from time to time by the Board of Directors.
Section 12.    Delegation of Duties. In the absence or disability of any Officer of the Corporation, the Board of Directors may, subject to the provisions of this Section, delegate his powers and duties to any other Executive Officer, or to any Director, during such absence or disability, and the person so delegated shall, for the time being, be the Officer whose powers and duties he so assumes.

Section 13.    Vacancies. A vacancy in any office existing at any time may be filled by the Directors at any regular or special meeting.
Section 14.    Other Officers. The Board of Directors may appoint such other Officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 15.    Salaries. The salaries of all Officers of the Corporation shall be approved by the Board of Directors.
Section 16.    Bonds. The Board of Directors may require any and all Officers, respectively, to give a bond for the faithful performance of their respective duties in such sum as said Board of Directors may determine, such bond to be executed by a reliable surety company, but the expense of obtaining the same shall be borne by the Corporation.
Section 17.    Representation of Shares of Other Corporations. The Chief Executive Officer, the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said Officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such Officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said Officers.
Section 18.    Removal of Officers. Any Officer may be removed at any time by the affirmative vote of a majority of the Board of Directors.
ARTICLE V

CERTIFICATES OF STOCK
Section 1.    Form and Execution of Certificate. The certificates of shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. All certificates shall be signed by the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer; provided, however, that if any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of such Chief Executive Officer, President or Vice President and of such Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may be facsimiles.
Section 2.    Certificates to be Entered. All certificates shall be consecutively numbered and the names in which they are issued, the number of shares and the date of issue shall be entered in the Corporation’s books.

Section 3.    Transfer of Shares. Shares shall be transferred only on the books of the Corporation by the holder thereof, in person or by his attorney, upon the surrender and cancellation of certificates for a like number of shares.
Section 4.    Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint a transfer agent or transfer agents and a registrar or registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and registrar of transfers.
ARTICLE VI

SEAL
The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation in words and figures showing that it was incorporated in the State of Delaware in the year 1970.
ARTICLE VII

INDEMNIFICATION
Section 1.    Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation any action by or in the right of the Corporation) by reason of the fact that he is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful. The right of indemnity provided herein shall not be exclusive, and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve. Any agreement for indemnification of any Director, Officer, employee or other person may provide indemnification rights which are broader or otherwise different from those set forth herein.
Section 2.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.
ARTICLE VIII

FISCAL YEAR
The fiscal year of the Corporation shall commence on January 1, and end on December 31 of each year.
ARTICLE IX

AMENDMENTS
These Bylaws may be adopted, amended or repealed by the vote of stockholders as set forth in the Certificate of Incorporation. Subject to the right of stockholders to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors.